CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-255355 on Form S-8 and Registration Statement No. 333-264090 on Form S-3 of our report dated March 31, 2023, relating to the financial statements of Instil Bio, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

San Diego, California
March 31, 2023